                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           Big Sky Transportation Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           BIG SKY TRANSPORTATION CO.
                      Billings Logan International Airport
                               1601 Aviation Place
                             Billings, Montana 59105
                                  406.247-3910


                                 PROXY STATEMENT

       THIS PROXY STATEMENT IS BEING FURNISHED BY THE BOARD OF DIRECTORS, OFFICERS AND MANAGEMENT OF BIG SKY TRANSPORTATION CO, IN CONNECTION
           WITH SOLICITATION OF PROXIES FOR USE AT THE ANNUAL MEETING

ITEM 1.
DATE, TIME AND PLACE INFORMATION

         (a)      General Information.

         The Annual Meeting of the Stockholders of Big Sky Transportation Co. ("Big Sky") will be held on Friday, February 22, 2002, at 3:30 p.m. (local time) in the Conference Room at Big Sky Airlines, Billings Logan International Airport, 1601 Aviation Place, Billings, Montana, for the purpose of considering and voting on the following Annual Meeting Proposals made by Big Sky's Board of Directors, officers and management:

         1)       To elect eight directors to serve for one-year terms;

         2) To consider and ratify the Board of Directors' appointment of independent auditors.


         3) To authorize the Board of Directors to offer and issue common stock, preferred stock or convertible debt securities, in any combination, through December 31, 2002, provided that said securities do not exceed the equivalent of 3 million shares of 1996 Series Common Stock, on a fully converted and diluted basis, as to voting rights and percentage ownership in Big Sky Transportation Co. and further provided that the offering price for said securities shall be set by the Board to reflect the prevailing fair market value for 1996 Series Common Stock on the date of offering said securities.




                     DISCUSSION OF ANNUAL MEETING PROPOSALS



                 PROPOSAL 1: ELECTION OF THE BOARD OF DIRECTORS




         The Board of Directors has set the number of directors to be elected at eight (8). The Board of Directors recommends election of Kim B. Champney, Jack
K. Daniels, Craig Denney, Stephen D. Huntington, Jon Marchi, Barbara H. Nemecek, Ken L. Thuerbach, and Ed Wetherbee to serve until the next Annual Meeting of Stockholders. Information about these individuals is given in Item 7 of this Proxy Statement.

         A proposal to elect this slate of eight individuals to Big Sky's Board of Directors will be presented to the Stockholders at the Annual Meeting. Those director nominees who receive the greatest number of shares present in person or represented by proxy at the Annual Meeting voting in favor of their nomination in accordance with the cumulative voting rules described in Item 6c of this Proxy Statement will be elected. Stockholders have the right to cumulate their votes for the election of directors.



   BIG SKY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
    VOTE TO ELECT KIM B. CHAMPNEY, JACK K. DANIELS, CRAIG DENNEY, STEPHEN D.
      HUNTINGTON, JON MARCHI, BARBARA H. NEMECEK, KEN L. THUERBACH, AND ED
                   WETHERBEE TO BIG SKY'S BOARD OF DIRECTORS.



                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS



         EIDE BAILLY & CO., P.L.L.P. has served as Big Sky's auditors on a continuous basis since 1996, and has been appointed by the Board of Directors to continue in the capacity for the fiscal year ending June 30, 2002.



         A proposal to ratify the appointment of Eide Bailly & Co., P.L.L.P. will be presented to the Stockholders at the Annual Meeting. A majority of shares voting at the Annual Meeting is required for Stockholders' ratification of this appointment.



         A representative of Eide Bailly & Co., P.L.L.P. will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions from Stockholders. The representative will have an opportunity to make a statement on behalf of the firm, if so desired.



    BIG SKY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY & CO., P.L.L.P.




                       PROPOSAL 3: ISSUANCE OF SECURITIES



         The Board of Directors seeks authority from the shareholders through December 31, 2002, to offer and issue additional common stock, preferred stock or convertible debt securities, in any combination. This authority is subject to limitations: 1) the total securities to be offered may not exceed the equivalent of 3 million shares of 1996 Series Common Stock, on a fully converted and diluted basis, as to voting rights and percentage ownership in Big Sky; and 2) the offering price for said securities shall be set by the Board to reflect the prevailing fair market value for 1996 Series Common Stock on the date of offering said securities.

         The Board seeks this authority in order to raise capital for Big Sky to deal with the financial impact of the September 11, 2001 terrorist events and their aftermath. Big Sky management estimates that as a direct result of the terrorist events Big Sky will lose revenues of approximately $1.1 million through December 31, 2001, and has lost anticipated profits of approximately $500,000 during the same period. Big Sky's working capital has been diminished as a result of these lost revenues and lost profits. Big Sky management believes that recovery of passenger traffic and revenues to pre-September 11, 2001 levels is not likely to occur until the late spring of 2002, given trends since September 11, 2001. In addition to raising capital to stabilize the near term cash flow situation, Big Sky management believes that the terrorist events of September 11, 2001, will result in longer term changes in the regional airline service industry that may provide opportunities for Big Sky to profitably expand its route system in the future. Should such opportunities occur, Big Sky would require additional capital resources to acquire aircraft, equipment, and personnel to pursue those opportunities. The Board believes that it may need to raise up to $3 million in additional capital for Big Sky and that the Board will have to act promptly should opportunities to raise such capital occur.



         Depending upon the amount of capital that Big Sky may require and the price per share that can be attained at the time that the capital event would occur, the ownership interest of the current shareholders would be diluted. There are currently 1,256,536 fully diluted shares issued and outstanding. If all outstanding share options were exercised, the maximum amount of shares outstanding prior to the issuance of additional shares would be 1,369,537. The following table sets forth the dilutive impact on the ownership interest of current shareholders and option holders resulting from the issuance of additional shares:



                                                     Dilution on Issued and              Dilution Including
                  # New Shares                         Outstanding Shares              All Outstanding Options
                  ------------                       ----------------------            -----------------------
                     1,000,000                                44.3%                              42.2%
                     2,000,000                                61.4%                              59.4%
                     3,000,000                                70.5%                              68.7%




         The Board requires shareholder approval to issue these securities in order to comply with the rules of the Pacific Exchange, upon which Big Sky's common stock is listed and traded. The Pacific Exchange Rules require that listed companies obtain shareholder approval for the present or potential issuance of common stock or securities convertible into or exercisable for common stock, other than in a public offering for cash, that could result in an increase in outstanding common shares of 20% or more or could represent 20% or more of the voting power outstanding before the issuance of such stock or securities. The Board does not believe that Big Sky would be able to take the time necessary to call a special meeting of shareholders to authorize the issuance of said securities if and when an opportunity to sell securities arises.



         Big Sky's Articles of Incorporation authorize the Board to issue stock, bonds, debentures, or other obligations convertible into shares of any class or bearing warrants or other evidences of optional rights to purchase and/or subscribe to shares of any class, upon such terms in such manner and under such conditions as may be fixed by resolution of the Board prior to the issue thereof. Additional equity securities are limited to no more than 20 million shares of common stock and 3,500,000 shares of preferred stock. Therefore, the authorization that the Board seeks is expressly allowed by the Articles of Incorporation.

         The issuance of securities in accordance with this proposal could result in a change of control, depending upon who purchases the securities. Big Sky does not know who may purchase the securities, how control of Big Sky would change, or of any present or proposed arrangements for changing control of Big Sky.



         Big Sky's shareholders do not have preemptive rights to participate in future issuance of securities. Therefore, there is no requirement that Big Sky offer new securities to present shareholders.



          BIG SKY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AUTHORIZE THE BOARD TO ISSUE ADDITIONAL
               EQUITY AND DEBT SECURITIES SUBJECT TO LIMITATIONS.



         In addition to the foregoing matters, Stockholders will act upon such matters as may properly come before the meeting or any adjournments thereof.


         Holders-of-record of 1996 Series Common Stock at the close of business on December 21, 2001 (the record date) are entitled to vote at this meeting or any adjournment thereof. Stockholders who will not be attending the meeting, or who do not wish to vote in person, are requested to execute the enclosed proxy and return it promptly in the enclosed envelope so that their shares will be voted at the meeting.

         Big Sky's Board of Directors and management do not intend to present any additional business to this year's Annual meeting, other than the Annual Meeting Proposals specifically set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. The directors and management know of no other business to come before this meeting. However, should such matters be brought before the meeting, Big Sky's designated proxies will vote on such matters based on their judgment as to Big Sky's best interests.

         (b)      Delivery Information.


         Big Sky has filed its Annual Report, which contains information concerning Big Sky and its operations, including financial statements, on Form 10-KSB for the fiscal year-ended June 30, 2001, with the U.S. Securities and Exchange Commission (SEC). A copy of the fiscal year 2001 Annual Report, including financial statements and the Form 10-KSB, accompanies this Notice of Annual Meeting and Proxy Statement and is being mailed on or before January 18, 2002 to each Stockholder of record on December 21, 2001. The financial statements, including footnotes, and Auditor's Report, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Annual Report are incorporated in this Proxy Statement. No other part of the Annual Report is incorporated in this Proxy Statement or is to be considered proxy-soliciting material.


         Big Sky gives the following information and data, in accordance with SEC reporting regulations. Copies of this Proxy Statement have been provided to the SEC and the Pacific Exchange, Inc.

         (c)      Stockholder Proposals (Rule 14A-5(e) information).


         Proposals from Stockholders that Stockholders want to include in Big Sky's proxy materials and to have presented at the Annual Meeting of the Stockholders, presently scheduled to be held on February 22, 2002, must be received by Big Sky at its principal offices no later than February 8, 2002.


ITEM 2.
REVOCABILITY OF PROXY

         If Stockholders wish to revoke proxies, they must give advance written notice to Big Sky's Secretary before their being voted at the Annual Meeting. Unless proxies are revoked before voting at the annual meeting, all properly executed proxies will be voted by Big Sky's Secretary in favor of the Annual Meeting Proposals listed in Item 1.

ITEM 3.
DISSENTERS' RIGHT OF APPRAISAL

         There are no dissenters' rights of appraisal that apply to any of the Annual Meeting Proposals listed in Item 1.


ITEM 4.
PERSONS MAKING THE SOLICITATION


         (a)      Solicitations Not Subject to Rule 14a-11.

         Big Sky's Board of Directors solicits the accompanying proxy ballot to be used at the Annual Meeting of Stockholders of Big Sky and any adjournments of such meeting. Big Sky is not aware of any opposition to approval of the Annual Meeting Proposals listed in Item 1.

         Big Sky will pay the cost of soliciting proxies, including the cost of preparing and mailing the Notice of the Annual Meeting of Stockholders and this Proxy Statement. Big Sky's solicitation of proxies is primarily through mailing of this Proxy Statement to all Stockholders entitled to vote at the Annual Meeting.

         Officers of Big Sky may solicit proxies personally. However, officers soliciting proxies will receive no compensation in addition to their regular pay for such solicitations. Big Sky will reimburse brokers, banks and those holding shares in their names for others for the reasonable cost of forwarding proxy material to, and obtaining proxies from, their principals.

         (b)      Solicitations Subject to Rule 14a-11.

                  None.

ITEM 5.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         (a)      Solicitations Not Subject to Rule 14a-11.

         No outside "substantial interests of security holdings or otherwise" exist with regard to the Annual Meeting Proposals listed in Item 1 to be acted upon at the Annual Meeting of Stockholders, other than elections to office.

         (b)      Solicitations Subject to Rule 14a-11.

         None.

ITEM 6.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         (a)      Number of Shares and Number of Votes.

         On September 30, 2001, there were 1,252,112 shares of 1996 Series Common Stock outstanding. This is the only class of Big Sky's securities entitled to vote at the Annual Meeting. As of December 21, 2001, the record date, a majority of all outstanding stock will constitute a quorum for the transaction of business at the Annual Meeting.

         (b)      Record Date.

         The record date for this proxy solicitation is December 21, 2001.


         (c)      Voting Rights With Respect to Agenda.


         Cumulative Voting For Directors. For the election of directors, each holder of 1996 Series Common Stock present in person or represented by proxy has the right to cumulate his or her votes for the election of directors by multiplying the number of votes to which the Stockholder is entitled to vote by eight (8) (the total number of directors to be elected) and cast all such votes for one nominee or distribute the total votes among any two or more nominees. The persons designated as proxies on the enclosed proxy form will exercise their discretion in deciding whether to cumulate votes and the amount of accumulation in voting for Directors.

         Majority Voting for Ratification of Auditors. For the ratification of auditors, the affirmative vote of the majority of shares of 1996 Series Common Stock present in person or represented by proxy and entitled to vote on the matter, is necessary for approval.


         Majority Voting for Issuance of Securities. For authorization to the Board of Directors to offer and issue common stock, preferred stock or convertible debt securities, in any combination not to exceed the equivalent of 3 million shares of 1996 Series Common Stock on a fully converted and diluted basis, the affirmative vote of the majority of shares of 1996 Series Common Stock present in person or represented by proxy and entitled to vote on the matter, is necessary for approval.

         (d)     Security Ownership of Certain Beneficial Owners and Management.

         The following persons are known to Big Sky to be the beneficial owners of more than 5% of any class of the Registrant's voting securities as of June 30, 2001:


-----------------------------------------------------------------------------------------------------------------
                           (2) Name                               3) Amount
                           and address                            and nature of
(1) Title                  of Beneficial                          beneficial                         (4) Percent
of Class                   Owner                                  ownership                          of class
-----------------------------------------------------------------------------------------------------------------
1996 Series                Derby West, LLC                        332,520 shares                        26.2%
Common Stock               Drawer E                               directly owned
                           Sheridan WY 82801

1996 Series                H.V. Holman, Ltd. Partnership          108,780 shares                        8.60%
Common Stock               7979 Harbor Town Ave.                  directly owned
                           Las Vegas NV 89113

1996 Series                Jon Marchi                             68,556 shares                          5.4%
Common Stock               7783 Valley View Rd.                   owned directly
                           Polson MT  59860                       or by IRA

1996 Series                Northern Rockies Venture Fund,         114,286 shares                         9.0%
Common Stock                 Ltd.                                 owned directly
                           4845 Pearl East Circle
                           Boulder CO. 80301


         Item 7 below lists the security ownership of Kim B. Champney, President/CEO, and Craig Denney, Executive Vice President/COO and Secretary.


         (e)      Changes in Control.



Annual Meeting Proposal 3, if approved by the shareholders, authorizes the issuance of up to 3 million shares of 1996 Series Common Stock. As discussed in Proposal 3, such an issuance of securities could result in a change of control, depending upon who purchases the securities.


ITEM 7.
EXECUTIVE OFFICERS AND DIRECTORS.

         (a)      Adverse Legal Proceedings.

         No director or officer is involved in any legal proceedings that affect or are adverse to the interests of Big Sky (including directors who are proposed for election in this Proxy Statement). No Stockholder holding more than 5% of Big Sky's 1996 Series Common Stock is involved in any legal proceedings that affect or are adverse to Big Sky.

         (b) Identification of and Information About Executive Officers and Directors.

         Executive officers of Big Sky are elected by and serve at the discretion of the Board of Directors. There is no arrangement between any executive officer and any other person that in any way affect how an executive officer is selected.


         Directors are elected each year by the Stockholders. The nominees for directors in 2002-2003 are listed below. This list is identifies the nominees in descending order by time served on the Board of Directors. This list gives the following information: Name, Executive Offices Held With Big Sky Transportation Co., Principal Occupation, Previous Employment, Outside Directorships, Education & Stock (including options exercisable): (a), (b)


Jon Marchi: Chairman of the Board of Directors  April 1996 to date;

         Big Sky--Chairman of the Board, April 1996 to-date; Secretary 1991 to 1995; Outside Director since 1979; Principal Business--Owner & President, Marchi Angus Ranches, Polson, MT, 1985 to-date; Director & Chairman, Glacier Venture Fund, Director & Chairman, Development Corporation of Montana, Other--Director, College of Business Advisory Board, Montana State University-Billings, Montana Small Business Administration Advisory Council, Director and President, Montana Ambassadors; Education--B.S. Business & M.S. Finance, University of Montana; Age--55; Stock--68,556 (c), % Class--5.4% (k).



Jack K. Daniels: Vice-Chairman of the Board of Directors & Assistant Secretary, April 1995 to-date;


         Big Sky--Vice Chairman of the Board & Assistant Secretary, April 1995 to February 1998; Outside Director since 1990; Interim CEO August 1997 to January 1998. Principal Business--Owner/President, SerVair Accessories, Inc., Williston, ND, 1950 to 1994 (retired), Other--Former Chairman, North Dakota Aeronautics Commission (retired); Former Treasurer, National Committee of Cities & States for Airline Service Age--76; Stock--24,620 (d), % Class--1.9% (k).


Stephen D. Huntington: Assistant Secretary 1998 to date; Outside Director since 1994;

         Big Sky--Assistant Secretary, February 1998 to-date; Secretary 1996 to February 1998; Outside Director since 1994; Principal Business--Principal, Northern Rockies Venture Fund, Butte, MT, 1990 to-date; Other--Former Vice President, Corporate Development & Finance, MSE, Inc.; Former Owner/Manager, MountainWest Management; Former Executive Director, Montana Science and Technology Alliance. Education--B.A. Political Science and Graduate Studies, Law & Public Administration, University of Montana;
         Age--45; Stock--15,600 (e); % Class 1.2% (k)

Craig Denney: Executive Vice President & COO 1995 to date, Secretary 1998 to date;

         Big Sky--Executive Vice President & COO, December 1995 to-date; Secretary and Assistant Treasurer, February 1998 to date; Director since 1995; Previous Employment--Transportation Agent, Northwest Airlines, Inc., Great Falls & Butte, MT, 1974-1978; Other--Member & Former Chairman, Air Carrier Advisory Committee, Billings Logan International Airport; Member, Aviation Council, Department of Aviation, Rocky Mountain College. Education--A.A. Aviation Administration, Anoka Ramsey J. C., Coon Rapids, MN; Age--48; Stock--51,420 (f), % Class 4.1% (k)


Kim B. Champney, Director & Executive Officer;

         Big Sky--President & CEO, January 1998 to date; Interim CFO, March 1998 to date; Director, February 1998 to-date Previous Employment--Vice President Business Development, Merlin Express, San Antonio TX, 1993-1997, Director Airline Planning, DHL Airways, Cincinnati OH, 1990-1993; Director Financial Analysis, Braniff Inc,, Orlando FL, 1989-1990; Director Corporate Planning, Piedmont Airlines, Winston-Salem NC, 1986-1989; Treasurer, 1985-1986, Controller 1981-1985, Empire Airlines Inc., Utica/Rome NY, Manager General Accounting, The Black Clawson Co.,
         Fulton NY, 1976-1981
         Education--B.S. Accounting, Rochester Institute of Technology, Rochester NY.
         Age--47; Stock--55,300 (g) Class--4.4% (k)



Barbara H. Nemecek, Outside Director since 2000;


         Big Sky--Outside Director since 2000; Principal Business--Dean, Montana State University-Billings College of Business, 1997 to-date; Associate Professor, University of Nebraska-Kearney Management & Marketing Department, Kearney, NB, 1993 - 1997. Other--Director, U.S. Bank-Billings, Montana State Chamber of Commerce, Montana Ambassadors, Marketing Management Association and Billings Area Fuel Cell Advisory Committee Education--B.S. General Home Economics, University of Wisconsin-Stout, M.S. Clothing, Textiles and Related Arts, Ph.D. Business Administration, University of Minnesota Age--62; Stock--6,667
         (h); % Class .5% (k)


Ken L. Thuerbach, Outside Director since 2000,

         Big Sky-- Outside Director since 2000; Principal Business--Chief Executive Officer, Alpine Log Homes, 1995 to-date; Adjunct Professor, University of Montana Graduate School of Business; Member, National Entrepreneurial Foundation Advisory Board. Other--Director, Montana World Trade Center; Chairman, Montana Capital Network; Former Director, Montana Entrepreneurship Centers; Former Member, Board of Governors, Montana Science and Technology Alliance Venture Capital Fund; Former Chairman, Eclipse Technologies, Inc., Former Director, Sea-Vu Corporation. Education--B.S. University of Denver, M.B.A. Harvard University Age--55; Stock--667 (i); % Class .01% (k)

Ed Wetherbee, Outside Director since 2000,

         Big Sky--Outside Director since 2000; Principal Business--Managing Partner, Alliance Commercial Partners, Lakewood, CO, 1988 to-date. Other--Director, Nutritional Laboratories International, Inc., CV Technologies, Inc. and Venture Capital Association of Colorado. Former Director and President, Colorado Energy Management, LLC; Former Executive Vice President, Colorado Venture Management Inc. Education--B.S. Business Administration, University of Colorado, M.B.A University of Denver Age--42; Stock--667 (j); % Class .01% (k)



         (a) The above-listed directors were duly elected at the 2001 Annual Meeting of Stockholders. Except as indicated, each person has held the outside positions shown above, or other executive positions with the same business for the past five years.

         (b) Shares shown reflect outstanding shares of 1996 Series Common Stock beneficially owned, both directly and indirectly, as of June 30, 2001, as well as options exercisable within 60 days thereof, and any options known to be exercised as of the report date. Beneficial ownership shown represents sole voting and investment power. Service-related stock option awards for 1997-2000 are included for outside directors, whether exercised or not.

         (c) 62,556 shares owned. Options exercisable on 6,000 shares


         (d) 18,620 shares owned. Options exercisable on 6,000 shares


         (e) 5,600 shares owned. Options exercisable on 10,000 shares.

         (f) 21,420 shares owned. Options exercisable on 30,000 shares.

         (g) 5,300 shares owned. Options exercisable on 50,000 shares.

         (h) 5,000 shares owned. Options exercisable on 1,667 shares.

         (i) No shares owned. Options exercisable on 667 shares.

         (j) No shares owned. Options exercisable on 667 shares.

         (k) Includes shares owned and eligible options, as a percent of total outstanding shares, shown to nearest tenth.

         The Board of Directors may appoint one additional director to commence service prior to the next meeting of Stockholders.

         The proxies that are solicited in this Proxy Statement cannot be voted for a greater number of directors than the number of nominees stated above. There is no arrangement or understanding between any nominee and any other person or persons that affects the way in which any nominee was, or is, to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee, or to any other executive officer of Big Sky.

         If any of the persons listed above as candidates for the election to the Board of Directors are not available to serve at the time of Annual Meeting, the designated proxies may vote for other persons as they determine appropriate. Big Sky does not anticipate that any of the persons listed above for election as directors will be unable to serve.

         BOARD MEETINGS. The Board of Directors is scheduled to meet monthly. It also meets at the call of the President or any director. During the year-ended June 30, 2001, the Board of Directors held a total of ten regular meetings in which executive sessions were held on several occasions. Each director attended no less than 80% of the regular meetings of the Board of Directors, as well as Committees, of which they were members.

         COMMITTEES OF THE BOARD. During fiscal year 2001, the Board of Directors maintained the following committees: Financial Audit, Compensation & Management Development (CMD), Strategic Planning, and Operations. Membership and duties of these committees through June 2002 are provided below:


         1. AUDIT COMMITTEE. The Audit Committee was comprised of Ms. Nemecek (Chair), Mr. Huntington, and Big Sky's General Counsel, Joel E. Guthals.



         The Board of Directors refers to the standards of the New York Stock Exchange with respect to issues of independence concerning members of the Audit Committee. The Board of Directors has concluded that the members of the Audit Committee do not have any relationship with Big Sky or its management that may interfere with the exercise of their independence from Big Sky and its management.



         By providing oversight of the auditors and management, the Audit Committee's responsibility is to insure that Big Sky's financial records and reports fairly and accurately portray the condition and position of Big Sky. The Audit Committee reviews and discusses Big Sky's financial records and financial reports provided by Big Sky's management and auditors. If the Audit Committee determines there are any matters related to Big Sky's financial records and reports requiring attention of the Board of Directors, including problems, these matters are brought before the Board of Directors for discussion and action. The Minutes of the Board of Directors include descriptions of all matters brought to the Board's attention by the Audit Committee during the fiscal year.

         The Audit Committee met six times during fiscal year 2001. At these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and met with Big Sky's independent auditors and discussed the audited financial statements and other matters required to be discussed by SAS 61(Codification of Statements on Auditing Standards). The Audit Committee received the written disclosures and letter from the independent auditors as required by Independence Standards Board Standard No. 1, and has discussed with the auditors their independence and concluded that the auditors satisfied these independence requirements.



         The Audit Committee also received and reviewed with the independent auditors the letter from the independent auditors known as the "letter to management". This letter discusses conditions concerning internal control, auditor independence, the auditors' responsibility under generally accepted auditing standards, significant accounting policies, accounting estimates, significant audit adjustments, and uncorrected financial statement misstatements. The letter to management disclosed no disagreements between the independent auditors and management, no difficulties encountered in performing the audit, and no material internal control conditions or financial statement misstatements. The letter to management also suggested certain improvements to internal control methods with respect to expendable parts and supplies inventory and unearned revenue, which are being addressed by management. All Board of Directors members receive copies of the auditors' annual report and letter to management. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Big Sky's Annual Report on Form 10-KSB.



         This Audit Committee report and disclosure is approved by the Audit Committee consisting of Barbara H. Nemecek, Stephen D. Huntington, and Joel E. Guthals.



         2. STRATEGIC PLANNING. The Strategic Planning Committee formerly known as the Future Planning Committee, is comprised of Mr. Wetherbee, Mr. Marchi, Mr. Champney, Mr. Huntington, and Mr. Thuerbach. It met prior to or during Board of Directors Meetings to explore opportunities and strategies for business development and corporate finance concepts and opportunities and to recommend or initiate appropriate actions. Principal objectives of the Strategic Planning Committee are business growth, development of a strategic business plan, and planning and developing corporate finance opportunities with the objective of enhancement of Stockholders' value. The Strategic Planning Committee completed a strategic business plan for Big Sky and analyzed and considered several corporate finance opportunities. The Committee met nine times during fiscal year 2001.



         3. COMPENSATION & MANAGEMENT DEVELOPMENT. The Compensation & Management Development (CMD) Committee was comprised of Messrs. Marchi and Huntington. The CMD Committee's primary purposes are to: Recommend compensation and performance bonus compensation for the President/CEO; oversee Big Sky's stock option award plans; provide counsel and guidance to the President/CEO regarding compensation for other principal management, and to oversee employee compensation and benefit programs. The CMD Committee oversees management development. The CMD Committee has adopted the policy of maintaining relatively moderate base salaries for executive officers. Since January 1996, it has based all incentives for principal management on achievement of specific goals related to growth of the business. The CMD Committee met five times during fiscal year 2001.

         No member of the CMD Committee is or ever has been an employee of Big Sky. No member of the CMD Committee is affiliated with or related to any executive officer of Big Sky. No member of the CMD is affiliated with any entity having any relationship with Big Sky or Big Sky's executive officers, except that Mr. Marchi is a partner in the Glacier Venture Fund, and Mr. Huntington is a partner in the Northern Rockies Venture Fund, both of which funds own shares of 1996 Series Common Stock of Big Sky. Except for being Stockholders of Big Sky, neither Glacier Venture Fund nor Northern Rockies Venture Fund does any business with Big Sky.

         4. Operations. The Operations Committee has three members: Messrs. Daniels, Champney and Denney. Mr. Champney is the President & CEO and Mr. Denney is the Executive VP & COO of Big Sky. The Operations Committee meets as necessary to review airline operating policies and procedures, including safety and regulatory operating compliance issues. The Operations Committee met informally on several occasions during fiscal year 2001. Big Sky's operations are ordinarily reviewed and considered by the Board of Directors in its regular meetings, with reports or comments from the Operations Committee.

         (c)      Identification of Certain Significant Employees.

         Big Sky expects that Mr. Champney, President/CEO, and Mr. Denney, Executive Vice President/COO and Secretary, will make significant contributions to Big Sky during fiscal year 2001.


         (d)      Family Relationships.


         None of the executive officers or directors of Big Sky have any family relationship with any nominee for Director or any executive officer of Big Sky.

         (e)      Business Experience.

         See discussion in Item 7(b), above.

         (f)      Involvement in Certain Legal Proceedings.

         No director or executive officer of Big Sky, including those nominated to become directors in this Proxy Statement, has filed a petition for bankruptcy or a petition under state insolvency laws, or been the subject of such proceedings within two years before the filing of this Proxy Statement, has been convicted at criminal proceeding or named in a pending criminal proceeding, is or was the subject of any order, judgment, or decree regarding brokerage, securities, investment, underwriter, investment company, banking, savings and loan association, or insurance company activities, business practices, or purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.


          (h)     Transactions with Management and Others.


         There are no transactions either during fiscal year 2001 or currently proposed exceeding $60,000 in amount between Big Sky and any of its officers and directors, except for a lease with purchase options for Big Sky's office and hangar facilities in Billings, Montana, with Director Jon Marchi. Big Sky's lease with Mr. Marchi is described in Big Sky's 2001 Form 10-KSB and accompanying financial statements. As discussed in more detail in the Section above on the Compensation and Management Development Committee, two investment funds managed by directors are Stockholders of Big Sky.

         (i)      Certain Business Relationships.

         There are no relationships between Big Sky and its executive officers, directors, or nominees for director, in which such person, or business in which such person had more than a 10% equity interest, involving payments to or by Big Sky (1) made payments for property or services to Big Sky in excess of 5% of Big Sky's consolidated gross revenues for fiscal year 2001 or such person's consolidated gross revenues for fiscal year 2001; (2) received payments for property or services from Big Sky in excess of 5% of Big Sky's consolidated gross revenues for fiscal year 2001 or such person's consolidated gross revenues for fiscal year 2001; and (3) was indebted to Big Sky in excess of 5% of Big Sky's total consolidated assets for fiscal year 2001. No executive officer, director, nor nominee for director has been a member of or counsel to a law firm that was retained by Big Sky during fiscal year 2001. No executive officer, director, nor nominee for director was a partner or executive officer of any investment-banking firm that performed any services for Big Sky.


         (j)      Resignations by Directors.


         There were no resignation by directors during fiscal 2001.


ITEM 8.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         (a)      Board of Directors Compensation.


         On June 30, 2001, Big Sky had eight directors, six being "outside" (non-employee) directors and two being "inside" (employee) directors. Big Sky pays each of its outside directors base compensation of $1,000 per year, plus $300 for each Board of Directors meeting attended. Additionally, Big Sky pays outside directors $75 per hour, up to a maximum of $300 per day, for work on approved special projects. Big Sky reimburses Board of Directors members for out-of-pocket expenses required in the performance of their duties and to attend Board of Directors meetings and committee meetings. Big Sky pays the Chairman $500 per month, irrespective of time spent. Total payments for outside directors' services during fiscal year 2001 were $46,556, as follows:


                            Board Item                                 Payments
                  -----------------------------------                  ---------
                  Mtgs., Conf. & Special Projects (1)                  $ 37,581
                  Expense Reimbursement (2)                               8,975
                  Total                                                $ 46,556



(1) Annual base compensation, individual meeting compensation, and monthly base compensation (applicable for Chairman). Individual totals as follows: Marchi-$15,744, Huntington- $7,037, Wetherbee-$3,700, Nemecek-$4,300, Thuerbach-$3,700 and Daniels-$3,100. Expenses shown are exclusive of legal, professional & other fees related to board matters.

(2)      (2) Includes travel and per diem.


         The Corporation has an Outside Directors Stock Option Plan, granting outside directors the option to purchase 2,000 shares of stock annually at the conclusion of each year's service, at the market price on that date. The option term is five years. Under this Plan, prior to 1997, options had been granted to purchase 10,000 shares at $.9375 per share. Options to purchase an additional 8,000 shares were granted under this Plan in February 1997 at $1.125 per share. Options to purchase an additional 8,000 shares were granted under the Plan in February 1998 at $1.3875 per share. Options to purchase an additional 8,000 shares were granted under the Plan in February 1999 at $1.9375 per share. Options to purchase an additional 8,000 shares were granted under the Plan in February 2000 at $.9375 per share. Options to purchase an additional 9,001 shares were granted under the Plan in February 2001 at $1.1875 per share. (Note: above share price and share amounts are post-recapitalization)


         (b)      Executive Officer Compensation.


         The table below gives compensation information for Mr. Champney, Big Sky's President/CEO in fiscal year 2001, the person for whom such reporting is required.


                    Annual Compensation $                    Long Term                        Other Com-
                  -----------------------                  Compensation--                     pensation--
                  Salary (1)        Bonus                  Stock Options #                     Non-Cash
                  ----------        -----                  ---------------                    -----------
Champney

Fiscal Year
 2001             $ 95,000            0                        30,000                              0




----------
(1)      Base compensation.

ITEM 9.
INDEPENDENT PUBLIC ACCOUNTANTS

         (a)      Principal Accountant Selected for Election.

         The Board of Directors re-appointed Eide Bailly & Co., P.L.L.P., as independent auditors, to examine the financial statements of Big Sky for the fiscal year-ending June 30, 2002, and to perform other appropriate accounting services. The Board of Directors recommends to the Stockholders that the selection of Eide Bailly & Co. be ratified.

         (b)      Previous Accountant.

         Eide Bailly & Co. began serving as Big Sky's auditors in 1996.

         (c)      Accountant Present at Meeting.

         A representative of Eide Bailly & Co. will attend the Annual Meeting, will be available to respond to questions from Stockholders and may make a statement on behalf of Eide Bailly & Co., if so desired.

         (d)      Resignation or Dismissal of Previous Accountant.

         There have been no resignations or dismissals of Big Sky's independent accountants during Big Sky's two most recent fiscal years.


         (e)      Fees Paid to Auditor.



         Audit Fees. The aggregate fees billed for professional services rendered by Eide Bailly & Co. to Big Sky for audit services during the fiscal year totaled $23,525.



         Financial Information Systems Design and Implementation Fees. Big Sky paid no fees during the fiscal year for financial information systems to Eide Bailly & Co., or any other person.



         All Other Fees. The aggregate fees billed for professional services rendered by Eide Bailly & Co. for services other than audit services totaled $2,500 during the fiscal year. These fees were for preparation of Big Sky's state and federal income tax returns based upon Eide Bailly & Co.'s audit of Big Sky. The Audit Committee considered whether the provision of these services impacted upon the independence of Eide Bailly & Co. and determined that services did not adversely affect and were compatible with Eide Bailly & Co.'s independent status.


ITEM 11.
AUTHORIZATION OF ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE


         Big Sky has proposed that shareholders authorize the Board of Directors to offer and issue common stock, preferred stock or convertible debt securities, in any combination, through December 31, 2002, provided that said securities do not exceed the equivalent of 3 million shares of 1996 Series Common Stock, on a fully converted and diluted basis, as to voting rights and percentage ownership in Big Sky Transportation Co. and further provided that the offering price for said securities shall be set by the Board to reflect the prevailing fair market value for 1996 Series Common Stock on the date of offering said securities. This proposal is discussed more fully in the discussion of Annual Meeting Proposals, below.

ITEM 21.
VOTE REQUIRED FOR APPROVAL

         Stockholders present and entitled to vote at the Annual Meeting will elect directors, utilizing cumulative voting as described in Item 6(c) above.

         For purposes of determining the outcome of the vote on election of directors, an instruction to "abstain" from voting will be treated as shares present and entitled to vote, but will not be voted for or against any person nominated for director.

         For purposes of determining the outcome of the vote on ratification of auditors, an instruction to "abstain" from voting will be treated as shares present and entitled to vote, but will not be voted for or against the proposal.


         For purposes of determining the outcome of the vote on authority for the Board to issue additional securities, an instruction to "abstain" from voting will be treated as shares present and entitled to vote, but will not be voted for or against the proposal.


         For all three proposals a majority of shares voting at the Annual Meeting is required for stockholder approval.

         For all three proposals, broker non-votes that occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in-person or represented by proxy on a voting matter and shall have no effect on the outcome of the vote.






Submitted on Behalf of
the Board of Directors of:


BIG SKY TRANSPORTATION CO.



By:     /s/ Kim B. Champney                              /s/ Craig Denney
        --------------------------                       -----------------------
        Kim B. Champney, President                       Craig Denney, Secretary





Billings, Montana
January 18, 2002

                           BIG SKY TRANSPORTATION CO.

                               1601 AVIATION PLACE
                               BILLINGS, MT 59105
                ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 22, 2002

         The undersigned appoints Jon Marchi and Craig Denney as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the 1996 Series Common Stock of Big Sky Transportation Co., held of record by the undersigned on December 21, 2001 at the Annual Meeting of Stockholders to be held at 3:30 p.m. February 22, 2002 or any adjournment thereof.

              PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING

         THE BOARD UNANIMOUSLY RECOMMENDS VOTES FOR PROPOSALS 1, 2 AND 3

1. Election of the Board of Directors: Kim B. Champney, Jack K. Daniels, Craig Denney, Stephen D. Huntington, Jon Marchi, Barbara Nemecek, Ken L. Thuerbach, and Ed Wetherbee

         [ ]  FOR all nominees listed above       [ ]  WITHHOLD AUTHORITY
              (except as marked to the                 to vote for all nominees
              contrary below)                          listed above

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

2. Proposal to ratify the selection of Eide Bailly & Co. P.L.L.P. as independent auditors.

         [ ]  FOR              [ ]  AGAINST             [ ] ABSTAIN

3. To authorize the Board of Directors to offer and issue common stock, preferred stock or convertible debt securities, in any combination, through December 31, 2002, provided that said securities do not exceed the equivalent of 3 million shares of 1996 Series Common Stock, on a fully converted and diluted basis, as to voting rights and percentage ownership in Big Sky Transportation Co. and further provided that the offering price for said securities shall be set by the Board to reflect the prevailing market price for 1996 Series Common Stock on the date of offering said securities.

         [ ]  FOR              [ ]  AGAINST             [ ] ABSTAIN



     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.


                                       This proxy is solicited on behalf
                                            of the Board of Directors

                                       ----------------------------------------
                                            (Please sign name(s) exactly
                                                as printed at left)

                                       ----------------------------------------
                                              (If there are co-owners,
                                                   each must sign)

                                       DATED:
                                              ---------------------------------
                                                Month        Day        Year

                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.